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                                    EXHIBIT 4



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              AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE


          THIS AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (this "Agreement") dated as of August 21, 1997, by and among OnBank & Trust Co., a New York chartered trust company ("Resigning Trustee"), Telmark Inc., a New York corporation under Indenture dated as of September 30, 1993, (the "Company"), and Manufacturers & Traders Trust Company, a New York chartered trust company ("Successor").

          WHEREAS, Resigning Trustee and the Company entered into an Indenture dated as of September 30, 1993, the ("Indenture"), pursuant to which the Subordinated Debentures referred on Schedule "A" (the "Debentures") were issued; and

          WHEREAS, Resigning Trustee has been acting as Trustee under the Indenture; and

          WHEREAS, the Indenture provides that the Trustee may resign and a successor trustee be appointed; and

          WHEREAS, Resigning Trustee desires to resign as Trustee and the Company desires to appoint Successor as successor trustee under the Indenture, and Successor desires to serve as successor trustee subject to the terms and conditions of the Indenture and this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE I

                                   RESIGNATION

          SECTION 1.01. RESIGNATION OF RESIGNING TRUSTEE. Resigning Trustee hereby resigns as Trustee under the Indenture, effective immediately prior to the opening of business on the Effective Date (as hereinafter defined).

                                   ARTICLE II

                        APPOINTMENT OF SUCCESSOR TRUSTEE

          SECTION 2.01 APPOINTMENT. The Company hereby appoints Successor to serve as successor trustee with all the authority, rights and powers which are vested in, and all duties and obligations which are binding on, the Trustee under the Indenture, effective as of the opening of business on the first Business Day following the date of execution by the last party to execute this Agreement (the "Effective Date"). As used herein, Business Day means a day on which banks in the city of Buffalo, New York, or in the city where the principal corporate trust office of the Successor is located, are not required or authorized to remain closed and on which the New York Stock Exchange is not closed.

          SECTION 2.02 ACCEPTANCE. Successor hereby accepts the appointment by the Company and agrees to serve as successor trustee under the Indenture and to perform the duties and obligations of the Trustee under the Indenture, effective as of the opening of business on the Effective Date.

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          SECTION 2.03 VESTING OF RIGHTS,  POWERS AND DUTIES. In accordance with the provisions of the Indenture, all rights, powers and duties of the Trustee under the Indenture shall be vested in and undertaken by Successor, effective as of the opening of business on the Effective Date.

          SECTION 2.04 NOTICE OF DEBENTUREHOLDERS. The Company, in its capacity as Registrar and Paying Agent, agrees to provide notice of the resignation of Resigning Trustee and the appointment of Successor to the Debentureholders.

          SECTION 2.05 ASSIGNMENT OF POWERS AND PROPERTY. Resigning Trustee hereby confirms and assigns to Successor, in trust under the Indenture, all property, rights, powers, duties, trusts, immunities and obligations of Resigning Trustee as Trustee. Resigning Trustee confirms that it has transferred to Successor (a) all monies, securities and other assets held under the Indenture and (b) all documents relating to the trust created by the Indenture and all other information in its possession relating to the administration and status thereof.

          SECTION 2.06 FURTHER ASSURANCES. Resigning Trustee hereby agrees, upon reasonable request of Successor, to execute, acknowledge and deliver such further instruments of transfer and further assurances and to do such other things as may reasonably be required for more fully and certainly vesting and confirming in Successor all the property, rights, powers, duties, trusts, immunities and obligations of Resigning Trustee as Trustee under the Indenture.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          SECTION 3.01 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Successor as follows:

         (a) The Company is a corporation duly organized and existing under the laws of the State of New York;

         (b) The Indenture was validly and lawfully executed and delivered by the Company and the Debentures were validly and lawfully issued by the Company;

         (c) The Company has performed or fulfilled each covenant, agreement and condition on its part to be performed or fulfilled under the Indenture on or prior to the date hereof; and

         (d) No default or Event of Default of which the Company has notices or is required to take notice has occurred and is continuing;

         (e) All payments of principal, premium, if any, and interest on the Debentures due and payable prior to the Effective Date have been made as required in the Indenture; and

         (f) The outstanding principal balance of the respective Debentures issued under the Indenture is as set forth in Schedule "A". Interest thereon has been paid through and including the respective dates shown on Schedule "A".


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          SECTION 3.02  REPRESENTATIONS  AND  WARRANTIES  OF RESIGNING  TRUSTEE.
Resigning Trustee hereby represents and warrants to Successor as follows:

         (a) Resigning Trustee is a trust company organized and existing under the laws of the State of New York;

         (b)  The Indenture is in full force and effect;

         (c) Resigning Trustee has received no notice of any default or Event of Default under the terms of the Indenture; and

         (d) There is no suit, action, claim or proceeding pending or threatened against Resigning Trustee related to the Debentures, the Indenture, or Resigning Trustee's administration of the trusts created under the Indenture.

         Other than as expressly set forth above, the Resigning Trustee makes no representations or warranty regarding the financial condition of the Company or its ability to fulfill its obligations under the Indenture.

         SECTION 3.03 REPRESENTATIONS OF SUCCESSOR. Successor hereby represents and warrants to Resigning Trustee and the Company as follows:

         (a) Successor is a trust company organized and existing under the laws of the State of New York; and

         (b) Successor is qualified and eligible to serve as Trustee under the Indenture.

                                   ARTICLE IV

                           REGISTRAR AND PAYING AGENT

         SECTION 4.01 COMPANY'S OBLIGATION. The Company, as permitted by Section
2.04 of the Indenture, agrees to act as Registrar and Paying Agent with respect to the Debentures.

                                    ARTICLE V

                                  MISCELLANEOUS

         SECTION 5.01 DEFINITIONS. Terms not otherwise defined in this Agreement shall have the respective meanings assigned in the Indenture.

         SECTION 5.02  COUNTERPARTS.  This Agreement may be executed in a number
of  counterparts,   each  of  which  shall  constitute  an  original,  but  such counterparts shall together constitute but one and the same instrument.

         SECTION 5.03 PRESERVATION OF RIGHTS. Except as expressly provided herein, nothing contained in this Agreement shall in any way affect (a) the obligations or rights of the Company, the Resigning Trustee, the Successor or any Debentureholder under the Indenture.



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         SECTION  5.04  SEVERABILITY.  In  the  event  any  provisions  of  this
Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

         SECTION 5.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Resigning Trustee, Successor, and the Company and their respective successors and assigns.

         Intending to be legally bound, the parties hereto have executed this Agreement by their duly authorized corporate officers as of the date first above written.

ADDRESS FOR NOTICES:

     RESIGNING TRUSTEE:

        OnBank & Trust Co.            ONBANK & TRUST CO.
        Trust Department              By:      Barry Slosberg
        P.O. Box 4983                 Title:   Vice President & Trust Operations
        Syracuse, New York 13221      Date:    8/21/97

        SUCCESSOR:

        Manufacturers & Traders       MANUFACTURERS & TRADERS
        Trust Company                 TRUST COMPANY
        One M&T Plaza                 By:      Russell T. Whitley
        Corporate Trust Dept.         Title:   Assistant Vice President
        Buffalo, New York 14203       Date:    8/21/97

        COMPANY:

        Telmark Inc.                 TELMARK INC.
        P.O. Box 5060                By:      Herbert E. Gerhart
        Syracuse, New York 13220     Title:   Secretary
                                     Date:    8/21/97




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                                   SCHEDULE A

                                                  OUTSTANDING    INTEREST
                  MATURITY          INTEREST       PRINCIPAL       PAID
SERIES              DATE              RATE          BALANCE      THROUGH
------            --------          --------     ------------    -------

QA                12/31/97           6.00%       4,723,248.15    6/30/97
QB                 3/31/00           8.25%       6,298,312.22    6/30/97
QC                 3/31/00           8.50%       6,759,383.45    6/30/97
QD                 3/31/98           8.25%       3,502,505.18    6/30/97
QE                 3/31/00           8.00%       3,018,222.56    6/30/97
QF                 3/31/98           7.75%       2,846,445.44    6/30/97
QG                 3/31/02           7.50%       3,202,425.43    6/30/97
QH                 3/31/00           7.25%       1,176,072.39    6/30/97